UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2012

SANTARUS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-50651	33-0734433
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3721 Valley Centre Drive, Suite 400, San Diego, California 92130

(Address of Principal Executive Offices) (Zip Code)

(858) 314-5700

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Adoption of Santarus, Inc. 2012 Bonus Plan for Fiscal Year 2012

At a meeting held on February 21-22, 2012, the independent members of the Board of Directors of Santarus, Inc. (the “Company”), based on a recommendation by the Compensation Committee, approved the Santarus, Inc. 2012 Bonus Plan (the “2012 Bonus Plan”). The terms of the 2012 Bonus Plan establish for each level of Company employee, including the Company’s executive officers but excluding the Company’s field commercial employees, a target cash bonus amount, expressed as a percentage of base salary. Bonus payments will be based on an evaluation by the Compensation Committee, as well as the independent members of the Board of Directors, of the Company’s achievement of corporate performance goals for 2012. The corporate performance goals for 2012 were also approved by the independent members of the Board of Directors at the meeting held on February 21-22, 2012, and include the achievement of performance targets with respect to the Company’s financial results and clinical development and regulatory matters.

The foregoing description is a summary only, is not necessarily complete, and is qualified by the full text of the underlying plan, which is filed as an exhibit to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1	Santarus, Inc. 2012 Bonus Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANTARUS, INC.

Date: February 24, 2012	By:	/s/ Gerald T. Proehl
	Name:	Gerald T. Proehl
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

10.1	Santarus, Inc. 2012 Bonus Plan